[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.6

AMENDED AND RESTATED LICENSE AGREEMENT

DATED AS OF JULY 23, 2019

BY AND BETWEEN

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

AND

THE CHILDREN’S HOSPITAL OF PHILADELPHIA

AND

CABALETTA BIO, INC.

EXHIBIT A	INSTITUTIONS’ PATENT RIGHTS

EXHIBIT B	CERTAIN FINANCIAL TERMS

EXHIBIT C	EFFECTIVE DATE VALID CLAIMS

APPENDIX I	STOCK PURCHASE AGREEMENT

APPENDIX II	FORM OF FINANCIAL REPORT

APPENDIX III	CLIENT & BILLING AGREEMENT

APPENDIX IV	DEVELOPMENT PLAN

APPENDIX V	SUBLICENSE DEVELOPMENT REPORT

-i-

UNIVERSITY OF PENNSYLVANIA

AMENDED AND RESTATED LICENSE AGREEMENT

This Amended and Restated License Agreement (this “Agreement”) is dated as of July 23, 2019 (the “Amendment Effective Date”) by and between The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (“Penn”), The Children’s Hospital of Philadelphia (“CHOP”) and Cabaletta Bio, Inc. (formerly known as Tycho Therapeutics, Inc.), a Delaware corporation (“Licensee”). Penn, CHOP and Licensee may be referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS:

WHEREAS, Penn’s interest in certain technology has been licensed to Licensee under a License Agreement dated August 29, 2018 (such date, the “Effective Date”, and such License Agreement, as amended by that certain First Amendment to License Agreement dated June 3, 2019, the “Original Agreement”);

WHEREAS, certain of the technology licensed to Licensee is managed under a Memorandum of Understanding (“MOU”) by and between Penn and CHOP (each an “Institution” and collectively “Institutions”) under which Penn has, with consultation with CHOP, the authority to negotiate an exclusive license on behalf of the Institutions;

WHEREAS, Institutions each own and control certain innovative technology listed in Exhibit A attached hereto and as further defined herein as the Institutions’ Patent Rights;

WHEREAS, Institutions’ Patent Rights include [****] and [****], as further defined herein as the Joint Patent Rights, that were jointly developed by Dr. Michael Milone, Dr. Aimee Payne, who assigned their rights to Penn (the “Penn Inventors”), and [****], who assigned their rights to CHOP (“CHOP Inventors”) (Penn Inventors and CHOP Inventors collectively referred to as the “Inventor(s)”);

WHEREAS, Institutions filed patent applications listed on Exhibit A covering the technology;

WHEREAS, the MOU stipulates that CHOP will be made a party to the Agreement;

WHEREAS, Institutions desire to license to Licensee, Institutions’ intellectual property rights in such technology, in a manner that will benefit the public and best facilitate the distribution of useful products and the utilization of new technology, consistent with Institutions’ educational and research missions and goals;

WHEREAS, Licensee desires to license from Institutions, Institutions’ intellectual property rights in such technology, to develop, manufacture and commercialize such technology, all on the terms and conditions of this Agreement;

WHEREAS, Penn and Licensee have entered into a Sponsored Research Agreement to fund the research of Dr. Michael Milone (the “Milone SRA”) and a Sponsored Research Agreement to fund the research of Dr. Aimee Payne (the “Payne SRA”), each effective as of April 23, 2018 (each of the Milone SRA and the Payne SRA, an “SRA” and together the “SRAs”);

WHEREAS, Penn and Licensee have entered into a Subscription and Technology Transfer Agreement (the “STTA”) to effectuate the transfer and sharing of certain materials and information, including Penn Know-How (as defined below), described in Scopes of Work, or SOWs (each as defined in the STTA) issued pursuant to the STTA, from Penn to Cabaletta Bio; and

WHEREAS, the STTA includes [****] and [****] contemplated under this Agreement.

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1

“Achievement Date” means, with respect to a Diligence Event, the corresponding date such Diligence Event is to be achieved as provided in Exhibit B attached hereto subject to modification pursuant to Section 3.3 below.

1.2

“Affiliate” means a Person that controls, is controlled by or is under common control with a Party, but only for so long as such control exists. For the purposes of this Section 1.2, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person or entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

1.3

“Commercially Reasonable Efforts” means the efforts and resources that a similarly situated biotechnology company would use for its own internally discovered technology of similar commercial potential and similar stage of development, the likely timing of the technology’s entry into the market, any patent and other proprietary position. Without limiting the foregoing, Commercially Reasonable Efforts requires, with respect to such obligations, that the Party (a) promptly assign responsibility for such obligation to specific employee(s) who are accountable for progress and monitor such progress on an on-going basis, (b) set annual objectives for carrying out such obligations, and (c) allocate resources designed to advance progress with respect to such objectives. For clarity, Commercially Reasonable Efforts will not mean that a Party guarantees that it will actually accomplish the applicable task or objective.

1.4

“Compulsory License” means a compulsory license under Institutions’ Patent Rights obtained by a Third Party through the order, decree, or grant of a competent Governmental Body or court, authorizing such Third Party to develop, make, have made, use, sell, offer to sell or import a Product in any country.

1.5

“Confidential Information” of a Party, means (i) information relating to the business, operations or products of a Party or any of its Affiliates, including any know-how, that such Party discloses to the other Party under this Agreement, or otherwise becomes known to the other Party by virtue of this Agreement, and (ii) the terms, but not the existence of this Agreement; provided that Confidential Information shall not include information that:

is or becomes generally available to the public other than as a result of disclosure by the recipient;

is already known by or in the possession of the recipient at the time of disclosure by the disclosing Party;

is independently developed by recipient without use of or reference to the disclosing Party’s Confidential Information; or

is obtained by recipient from a Third Party that has not breached any obligations of confidentiality.

1.6

“Controlled” means, with respect to intellectual property rights, that a Party or one of its Affiliates owns or has a license or sublicense to such intellectual property rights and has the ability to provide to, grant a license or sublicense to, or assign its right, title and interest in and to, such intellectual property rights as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party.

1.7

“Development Plan” means the development plan provided by Licensee to Penn that provides the activities, and the associated timelines of when such activities shall be conducted (including in detail the activities that shall be conducted in the calendar year following the submission of such Development Plan to Penn), in order to develop a Product for commercialization. The initial Development Plan is attached hereto as Appendix IV.

1.8	“Diligence Event” means each of the events that Licensee is expected to accomplish in the development of a Product as provided in Exhibit B attached hereto.

1.9	“Field of Use” means the following subfields (each a “Subfield”): [****].

1.10

“First Commercial Sale” means, on a country-by-country basis, the first commercial transfer or disposition for value of Product in such country to a Third Party by Licensee, or any of its Affiliates or Sublicensees, in each case, after all Governmental Approvals have been obtained for such country.

1.11	“FPFD” means, with respect to a clinical trial, the treatment of the first subject with the first dose of therapy in such clinical trial.

1.12	“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

1.13

“Governmental Approval” means, with respect to a Product in a country or region, all approvals, clearances, licenses, registrations and authorizations of the relevant Governmental Body, if applicable, required for the commercialization of such Product in such country.

1.14

“Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, provincial, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national or supranational organization or body; or (e) individual, entity, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

1.15	“Intellectual Property” means the Penn Know-How and Institutions’ Patent Rights.

1.16

“Joint Patent Rights” means (a) [****], (b) [****], (c) any continuations, provisionals, continued prosecution applications, substitutions, extensions and term restorations, registrations, confirmations, reexaminations, renewals or reissues of the foregoing, including divisions, but excluding continuations-in-part except to the extent of claims entirely supported in the specification and entitled to the priority date of the parent application, and (d) any corresponding foreign Patent Rights to the foregoing.

1.17	“Penn Know-How” means any know-how, materials, technical information, data, methods and other information that is:

(a) necessary or useful for the research, development, manufacturing commercialization, application, use or practice, as applicable, of the Institutions’ Patent Rights or any Product;

(b) Controlled by Penn; and

(c) [****]

(d) identified in a SOW executed by the Parties pursuant to the STTA.

Penn Know-How shall not include any of the foregoing that was, is or becomes part of the public domain or publicly known through no act or omission of Licensee or its Sublicensees, or becomes known to Licensee from a source other than Penn.

1.18	“Law” or “Laws” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any Governmental Body.

1.19

“License Activation Date” means the date that the Licensee notifies Penn that it wishes to make the License effective; provided, that as of such date, and thereafter, the ownership interest in Licensee of Dr. Aimee Payne and Dr. Michael Milone and their respective family members is equal to or less than [****] of Licensee’s issued and outstanding capital stock calculated on a Fully Diluted basis. The Parties acknowledge and agree that the License Activation Date is October 18, 2018.

1.20

“Net Sales” means the gross consideration invoiced or received by Licensee or any of its Affiliates or Sublicensees for Sales of Product (including any cash amounts plus the fair market value of any other forms of consideration), less the following deductions (to the extent included in and not already deducted from the gross amounts invoiced or otherwise charged) to the extent reasonable and customary and solely related to the sale of the Product(s):

[****]

[****]

[****]

[****]

[****]

[****]

[****]

[****]

For purposes hereof, “Combination Product” means a Product comprised of a combination of (i) a Product and (ii) any biologically active ingredient(s), device(s), delivery system(s) or other technology(ies) for which rights are not included in the license granted under this Agreement but, with respect to the item(s) in (ii), which may each or collectively form the basis for a separately saleable product (an “Independent Subproduct”).

1.21

“Patent Rights” means any of the following, whether existing now or in the future anywhere in the world: issued patent, including inventor’s certificates, substitutions, extensions, confirmations, reissues, re-examination, renewal or any like governmental grant for protection of inventions, and any pending application for any of the foregoing.

1.22

“Institutions’ Patent Rights” means (a) the Patent Rights listed in Exhibit A Controlled by Penn during the Term, (b) CHOP’s interest in the Joint Patent Rights, (c) any continuations, provisionals, continued prosecution applications, substitutions, extensions and term restorations, registrations, confirmations, reexaminations, renewals or reissues of (a) or (b), including divisions, but excluding continuations-in-part except to the extent of claims entirely supported in the specification and entitled to the priority date of the parent application, and (d) any corresponding foreign Patent Rights to the foregoing. Notwithstanding the above, Institutions’ Patent Rights does not include the Carve-Out Patent Rights.

1.23

“Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.

1.24

“Product” means any (a) process, service or method covered by a Valid Claim or whose use or practice would, absent the License, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim (“Method”), (b) article, composition, apparatus, substance, chemical or any other material covered by a Valid Claim or whose manufacture, import, use offer for sale or sale would, absent the License, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim; (c) service, article, composition, apparatus, chemical, substance or any other material imported, made, used or sold by or utilizing or practicing a Method; or (d) process, service, method, article, composition, formulation, apparatus, substance, chemical, compound, protein, peptide, oligonucleotide, DNA, RNA, cell or any other material that uses, embodies, results from use of, or could not be made but for use of Penn Know-How.

1.25

“Sale” means any transaction for which consideration is received or expected by Licensee, its Affiliates or Sublicensees for sale, use, lease, transfer or other disposition of a Product to or for the benefit of a Third Party. For clarity, sale, use, lease, transfer or other disposition of a Product by Licensee or any of its Affiliates or Sublicensees to another of these entities for resale by such entity to a Third Party shall not be deemed a Sale. For further clarity, sale, transfer or other disposition of a Product by Licensee or any of its Affiliates or Sublicensees to a wholesaler or a distributor for resale by such wholesaler or distributor shall not be deemed a Sale hereunder; but rather, the sale by the wholesaler or distributor to the end user shall be treated as a Sale by Licensee, its Affiliates or Sublicensee, as applicable

1.26

“Sublicensee” means a Person (including any Affiliate) to which a Sublicense is granted pursuant to the terms of Section 2.4. Absent a Sublicense, sale by Licensee, Affiliate or Sublicensee to a wholesaler or distributor, other than on behalf of Licensee, Affiliate or Sublicensee, as applicable, are prohibited.

1.27

“Sublicense Documents” means any and all agreements, amendments or written understandings entered into with a Sublicensee (including any of its Affiliates) that are directly or indirectly related to a Sublicense, Institutions’ Patent Rights or Product. For clarity, a development agreement or distribution agreement for a Product is a Sublicense Document.

1.28

“Sublicense Income” means income received by Licensee or its Affiliates in consideration for a Sublicense or other agreement providing the right to negotiate or obtain a Sublicense. Sublicense Income includes income received from a Sublicensee in the form of license issue fees, milestone payments and the like but specifically excludes (a) royalties on the sale or distribution of Product, (b) consideration received for purchase of equity in Licensee or its Affiliates up to the Fair Market Value of such equity, (c) amounts received in connection with the achievement of a particular milestone, to the extent Licensee pays such amounts as a pass-through to Penn as a Milestone Payment for such particular milestones under this Agreement, (d) payments for Product research and development services up to the fair market value of such services, which shall be calculated based upon direct costs associated with such services and an overhead charge not to exceed [****] of the direct costs and € payments for the purchase of Product by a wholesaler or distributor for resale of such Product to a Third Party. “Fair Market Value” means the cash consideration an unaffiliated, unrelated buyer would pay in an arm’s length transaction for the same quantity of such equity as determined by an independent accounting firm or valuation expert mutually acceptable to the Parties.

1.29

“Tax” means all taxes, duties, fees, premiums, assessments, imposts, levies, rates, withholdings, dues, government contributions and other charges of any kind whatsoever, whether direct or indirect, together with all interest, penalties, fines, additions to tax or other additional amounts, imposed by any Governmental Body.

1.30	“Third Party” means any Person other than Institutions, Licensee or any of their respective Affiliates.

1.31	“United States” or “US” means the United States of America, its territories and possessions.

1.32	“USD” or “$” means the lawful currency of the United States of America.

1.33

“Valid Claim” means a claim of (a) an issued and unexpired patent in Institutions’ Patent Rights which claim has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no further appeal can be taken or has been taken within the time allowed for appeal, and has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer; or (b) a pending patent application that is included in Institutions’ Patent Rights which was filed and is being prosecuted in good faith, and has not been cancelled, withdrawn, abandoned or finally disallowed without the possibility of appeal or re-filing of the application.

1.34	Other Terms. The definition of each of the following terms is set forth in the section of the Agreement indicated below:

Defined Term	Section
Added Patent(s)	2.1.3(a)
Additional Shares Issuance	4.2.2
Adjustment Equity	4.2.2
Advance Payment	5.2.3
Agreement	Preamble
Bankruptcy Action	8.3.6
Carve-Out Patent Rights	5.1.2
Combination Product	1.18
Common Stock	4.2.1
CHOP	Preamble
Effective Date	Preamble
Fair Market Value	1.26
Financial Report	4.8
Financing Event	4.2.2
Funding Commitment	2.1.4
Fully Diluted	4.2.1
Historic Patent Cost	5.2.1
Independent Subproduct	1.18
Infringement Notice	5.4.1
Inventor(s)	Recitals
License	2.1.2
Licensee	Preamble
Maintenance Fee	4.3
Method	1.24
Milestone	4.4.1.1
Milestone Payment	4.4.1.1
Milone SRA	Recitals
Minimum Annual Royalty	4.5.6
Ongoing Patent Costs	5.2.2
Parties	Preamble
Party	Preamble
Patent Costs	5.2.1
Patent Counsel	5.1.1
Patent Termination Notice	5.3
Payne SRA	Recitals
Penn	Preamble
Institutions’ Indemnitees	7.1.1
Penn Sublicense Income	4.6
Permitted Assignment	9.6.2
Progress Reports	3.4.1
Prosecution Request	5.1.2
Representative	5.6.3
Research License	2.1.1
Royalty	4.5.1
SRA	Recitals
Subfield	1.9
Sublicense	2.4
Term	8.1

ARTICLE 2

LICENSES AND OTHER RIGHTS

2.1	Grant of License.

2.1.1

Subject to the terms and conditions of this Agreement, Institutions hereby grant to Licensee a non-exclusive, non-sublicensable (except to entities exercising such rights on behalf of Licensee) worldwide license, during the Term, under Institutions’ Patent Rights and Penn Know-How, to make, have made and use Products in the Field of Use solely for conducting research, Product development, clinical trials, cell manufacturing or other activities for the purpose of developing and validating Products (the “Research License”).

2.1.2

Subject to the terms and conditions of this Agreement, (a) Institutions hereby grant to Licensee an exclusive, worldwide, royalty-bearing right and license (with the right to sublicense through multiple tiers as provided in, and subject to, the provisions of Section 2.4) under Institutions’ Patent Rights to make, have made, use sell, offer for sale and import Product in the Field of Use, and (b) Penn hereby grants to Licensee a non-exclusive worldwide, royalty-bearing (during the applicable Royalty Term) right and license, with the limited right to sublicense only in combination with Product(s) or the Institutions’ Patent Rights, under Penn Know-How to make, have made, use, sell, offer for sale, import and have imported Products in the Field of Use, each (a) and (b) commencing upon the License Activation Date and continuing for the duration of the Term (the “License”).

2.1.3	Added Patents

(a)

From time to time during the term of the License, in the event that pursuant to and in compliance with the terms of the applicable SRA, the Licensee elects to include in the License any patent(s) or patent application(s) constituting Related Intellectual Property (as defined in such SRA) under such SRA, and provided that Licensee is in compliance with the terms and conditions of such SRA and the License, then (i)Penn will grant to Licensee a worldwide exclusive license in the Field of Use with respect to rights Penn Controls under the specific claims of such patent(s) or patent application(s) under the terms of this Agreement for which no additional license initiation fees will be due (except for such flat fee as set forth in the applicable SRA, and provided that, for clarity, no such flat fee shall be owed for any application claiming priority to such patent(s) or patent application(s), any foreign counterpart of such patent(s) or patent application(s), or any other application in the same patent family as such patent(s) or patent application(s)), and (ii) the parties will promptly execute an amendment to Exhibit A of this Agreement to add such patent(s) or patent application(s) (the “Added Patent(s)”) as Institutions’ Patent Rights hereunder. Notwithstanding the foregoing and for clarity, Licensee shall, at the time of execution of such amendment to Exhibit A, pay all historical patent costs relating to the Added Patents except to the extent already paid by Licensee under the applicable SRA. Licensee shall adhere to all payment obligations and terms under the License as if the Added Patents were part of the original License.

(b)

The Parties acknowledge and agree that Related Intellectual Property, for purposes of each SRA, includes (but is not limited to) certain inventions that are conceived or conceived and reduced to practice in the conduct of the applicable research program and that are covered by a Valid Claim of the Institutions’ Patent Rights as of the Effective Date. For illustrative purposes only and without limitation, Exhibit C attached hereto sets forth certain claims of the Institutions’ Patent Rights as of the Effective Date.

2.1.4

Funding Commitment. Licensee agrees that, subject to the Parties’ continued compliance with the terms of the SRAs, Licensee shall provide funding (in the aggregate) to the laboratories of Dr. Michael Milone and Dr. Aimee Payne as follows: $2,000,000 by the first anniversary of the Effective Date; $4,000,000 (in the aggregate) by the second anniversary of the Effective Date; and $6,000,000 (in the aggregate) by the third anniversary of the Effective Date (the “Funding Commitment”). As of [****], under the terms of the SRAs, Licensee has agreed to provide Penn with research funding of [****] (with respect to the Milone SRA) and [****] (with respect to the Payne SRA), in each case, covering the [****] of such SRA, for a total of $8,524,368 covering such [****], and for the avoidance of doubt, the Funding Commitment as described above is not an obligation to pay amounts in addition to such amounts as Licensee has agreed to pay under the SRAs; rather, for clarity and without limitation, the Funding Commitment would be satisfied by Licensee’s payment of such amounts as Licensee has agreed to pay under the SRAs. Notwithstanding the foregoing Licensee shall have no obligation hereunder to provide more than [****] of the Funding Commitment unless Licensee has raised at least [****] in equity, debt or other financing by [****]. For clarity, as of the Amendment Effective Date, Licensee has raised more than [****] in equity, debt or other financing.

2.2

Retained Rights. Notwithstanding the License, Institutions retain the right under Institutions’ Patent Rights to: (a) conduct educational and research activities themselves and (b) authorize non-commercial Third Parties (i.e., nonprofit or academic institutions) to conduct educational and research activities; provided, however, that in no event shall Institutions authorize any such Third Party to use any Institutions’ Patent Rights for commercial purposes in the Field of Use.

2.3

U.S. Government Rights. The License is expressly subject to all applicable provisions of any license to the United States Government executed by Penn or CHOP as applicable and is subject to any overriding obligations to the United States Federal Government under 35 U.S.C. §§200-212, applicable governmental implementing regulations, and the U.S. Government sponsored research agreement or other guidelines, including that products that result from intellectual property funded by the United States Federal Government that are sold in the United States be substantially manufactured in the United States. In the event that Licensee believes in good faith that substantial manufacture of such product is not commercially feasible in the United States and makes a request to Institutions in writing to assist in obtaining a waiver of such requirement from the United States Government, then Institutions shall, at the expense of Licensee, use reasonable efforts to assist in obtaining such waiver.

2.4

Grant of Sublicense by Licensee. Institutions grant to Licensee the right to grant sublicenses, through multiple tiers, in whole or in part, under the License (each, a “Sublicense”) subject to the terms and conditions of this Agreement and specifically this Section 2.4. The term Sublicense shall include any grant of rights under the License by a Sublicensee to any downstream third party, such downstream third party shall also be considered a Sublicensee for purposes of this Agreement.

2.4.1

All Sublicenses will (i) be issued in writing, (ii) to the extent applicable, include all of the rights of Institutions and require the performance of obligations due to Penn (and, if applicable, the U.S. Government under 35 U.S.C. §§200-212) contained in this Agreement and (iii) include no less than the following terms and conditions:

(a)

Reasonable record keeping, audit and reporting obligations sufficient to enable Licensee and Penn to reasonably verify the payments due to Licensee and Penn under such Sublicense and to reasonably monitor such Sublicensee’s progress in developing and/or commercializing Product, provided that such obligations shall be no less stringent that those provided in this Agreement for Licensee.

(b)

Infringement and enforcement provisions that do not conflict with the restrictions and procedural requirements imposed on Licensee and do not provide greater rights to Sublicensee than as provided in Section 5.4.

(c)	Confidentiality provisions with respect to Confidential Information of Institutions consistent with the restrictions on Licensee in Section 5.6 of this Agreement.

(d)	Covenants by Sublicensee that are equivalent to those made by Licensee in Section 6.2.2(e).

(e)	A requirement of indemnification of Institutions by Sublicensee that is equivalent to the indemnification of Institutions by Licensee under Section 7.1 of this Agreement.

(f)

A requirement of obtaining and maintaining insurance by Sublicensee that is equivalent to the insurance requirements of Licensee under Section 7.2 of this Agreement, including coverage under such insurance of Institutions as provided in Section 7.2.

(g)	Restriction on use of Institutions’ names etc. consistent with Section 9.4 of this Agreement.

(h)	A requirement of antidiscrimination by Sublicensee no less stringent than that provided in Section 9.5 of this Agreement.

(i)	A requirement that Penn is a third party beneficiary of such Sublicense, and Institutions are a third party beneficiary of such Sublicense that includes a sublicense of any Joint Patent Rights.

Any Sublicense that does not include all of the terms and conditions set forth in this Section 2.4.1 or which is not issued in accordance with the terms and conditions set forth in this Section 2.4, shall be considered null and void with no further notice from Penn.

2.4.2

Within [****] after of the execution of a Sublicense Document, Licensee shall provide a complete and accurate copy of such Sublicense Document to Penn (which copy may be redacted solely to remove confidential information of Licensee that is not applicable to determining compliance with this Agreement and confidential information of such Sublicensee), in the English Language, and such copies will be the Confidential Information of Licensee and may only be used to determine Licensee’s compliance with this Agreement. Penn’s receipt of a Sublicense Document, however, will constitute neither an approval nor disapproval of the Sublicense Document nor a waiver of any right of Penn or obligation of Licensee under this Agreement. In the event Penn cannot, in its sole discretion, interpret the Sublicense Document due to the redacted information, Penn may request, and Licensee shall be obligated to provide to Penn a copy of the unredacted Sublicense Document.

2.4.3	Licensee shall provide an annual Sublicense Development Report on or before [****] during the Term (“SDR Report”) a form of which is attached hereto as Appendix V.

2.4.4

Notwithstanding the foregoing, CHOP shall have no rights under this Section 2.4, and Licensee shall have no obligations to CHOP under this Section 2.4, with respect to any Sublicense that does not include a sublicense of any Joint Patent Rights.

2.5

No Implied License. Each Party acknowledges that the rights and licenses granted in this Agreement are limited to the scope expressly granted. Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party. All rights with respect to any know-how, patent or other intellectual property right rights that are not specifically granted herein are reserved to the owner thereof.

ARTICLE 3

DILIGENCE

3.1

Development Plan. No later than [****] during the Term, Licensee shall submit an updated Development Plan, which shall include amendments and revisions to any long-term development activities and detailed activities to be conducted in the following calendar year, provided that such updated Development Plan shall not be due after the First Commercial Sale of a Product.

3.2	General Diligence. Licensee shall use Commercially Reasonable Efforts to develop and commercialize a Product in each Subfield.

3.3	Diligence Events.

3.3.1

Licensee shall achieve each Diligence Event by the corresponding Achievement Date. Licensee may extend any Achievement Date for a Diligence Event as set forth on Exhibit B. If Licensee fails to achieve a Financial Diligence Event (as defined on Exhibit B) after exercising any available extensions, Penn may terminate the Agreement. If Licensee fails to achieve a Regulatory Diligence Event (as defined on Exhibit B) with respect to a particular Subfield after exercising any available extensions, Penn agrees to consider in good faith any reasonable proposals from Licensee to further extend the applicable Achievement Date in light of Licensee’s experience in implementing the development of the Products, and Penn and Licensee agree to negotiate in good faith for a period of [****] if determined to be appropriate to carry out the purposes and intent of the Agreement, if despite diligent efforts by Licensee, Licensee is unable to meet the specified Achievement Date. If the Parties are unable to come to an agreement following such [****] period, Penn may terminate the Agreement solely with respect to the applicable Subfield.

3.3.2

Penn’s sole and exclusive remedy with respect to Licensee’s failure to achieve a Diligence Event by the corresponding Achievement Date (subject to Section 3.3.1 above) shall be its right to terminate this Agreement.

3.4	Progress Reports.

3.4.1

So long as Licensee continues to develop Products, Licensee on an annual basis, but in no event later than [****], shall submit to Penn a progress report (each, a “Progress Report”) covering Licensee’s (and any Affiliates’ and Sublicensees’) activities related to the development of all Products and the obtaining of Governmental Approvals necessary for commercialization of Products.

3.4.2	Each Progress Report must include all of the following for each annual period:

(a)	Summary of work completed, including against the Development Plan for such period;

(b)	Summary of work in progress;

(c)	Current schedule of anticipated events or milestones, including anticipated timeline for achievement of Diligence Events;

(d)

Commencing upon the initiation of a regulatory agency approval process for a therapeutic or diagnostic Product, or in the case of a Product not requiring regulatory approval, upon the initiation of Product development, market plans for introduction of such Product;

(e)	A summary of estimated resources (dollar value) spent in the reporting period relating to the Products;

(f)	An updated SDR report listing of any and all Sublicenses granted by Licensee;

(g)

The names and addresses of all Sublicensees, and a current and valid phone number and e-mail address for a principal point of contact at each such Sublicensee who is responsible for administering the Sublicensee; and

(h)

An estimated number of Licensee employees conducting work relating to the Products. Licensee must notify Penn if Licensee or any of its Sublicensees ceases to be a small entity (as defined by the United States Patent and Trademark Office) under the provisions of 35 U.S.C. §41(h).

ARTICLE 4

FINANCIAL PROVISIONS

4.1	Issue Fee. [****]

4.2	Equity Issuance. As additional consideration for the License:

4.2.1

Licensee shall, within [****] of the License Activation Date, and subject to Penn’s execution and delivery to Licensee of a Stock Purchase Agreement in substantially the form attached hereto as Appendix I, issue to Penn a number of shares of voting common stock of Licensee (“Common Stock”), equal to [****] of the capital stock of Licensee issued and outstanding on a Fully Diluted basis as of the Effective Date. “Fully Diluted” shall mean assuming the exercise, conversion and exchange of all outstanding securities and instruments of the Licensee for or into equity of Licensee, excluding outstanding debt instruments convertible into equity of Licensee. Licensee shall deliver a stock certificate in the name of Penn reflecting the Common Stock. Penn acknowledges that, as of the Amendment Effective Date, Licensee has satisfied its obligations under this Section 4.2.1.

4.2.2

In the event that at any time following the issuance of Common Stock pursuant to Section 4.2.1 hereof and until the earlier of (a) [****] has been raised by Licensee in aggregate gross proceeds from the sales of Licensee equity securities for financing purposes or (b) the conversion of at least [****] in aggregate principal and interest of outstanding debt instruments convertible into equity of the Licensee (“Financing Event(s)”), Licensee issues shares of stock or stock equivalents such that the Common Stock held by Penn equals less than [****] of the capital stock of Licensee outstanding on a Fully Diluted basis (such issuance, an “Additional Shares Issuance”), Licensee shall issue to Penn additional Common Stock for no additional consideration, from time to time such number of additional Common Stock (collectively, the “Adjustment Equity”) as will cause Penn to own at least [****] of all of the outstanding capital stock of Licensee on a Fully Diluted basis. For clarity, the calculation of Penn’s [****] of the capital stock of Licensee shall include the equity securities sold/issued as part of the Financing Event(s). Penn shall be issued Adjustment Equity within [****] after Additional Share Issuance. In the event that a Financing Event exceeds [****], then for the purposes of issuing Adjustment Equity, a hypothetical round shall be considered to have taken place in which sufficient funds are invested to reach [****] in gross proceeds and the Adjustment Equity shall be issued to Penn within [****] after such round of financing is completed. In all such adjustments, any increase in the number of shares of stock reserved for any option plan for employees, consultants, directors and so forth authorized in connection with a financing shall be deemed to have been authorized prior to the sale of securities. For clarity, the transactions contemplated by this Agreement constitute full consideration for any Adjustment Equity, and Licensee shall within [****] of issuance of Adjustment Equity deliver a stock certificate in the name of Penn reflecting any such Adjustment Equity.

4.3

License Maintenance Fee. As further consideration for the License, Licensee will pay an annual maintenance fee (“Maintenance Fee”) as set forth on Exhibit B attached hereto beginning on [****]. The Maintenance Fee obligation will expire on [****]. For clarity, the Maintenance Fee is non-refundable and is not an advance against royalties due to Penn or any other amounts due to Penn.

4.4	Milestone Payments.

4.4.1

As additional consideration for the License and subject to [****] provided for under the STTA (as such terms are restated in pertinent part below in Section 4.4.4 of this Agreement), Licensee will pay Penn the milestone payments (each, a “Milestone Payment”) provided in Exhibit B attached hereto upon each Product to achieve the corresponding milestone (each, a “Milestone”), whether achieved by Licensee or an Affiliate or Sublicensee. Licensee shall promptly notify Penn in writing of the achievement of any such Milestone and Licensee shall pay Penn in full the corresponding Milestone Payment within [****] of such achievement. For clarity, each Milestone Payment is non-refundable, is not an advance against royalties due to Penn or any other amounts due to Penn.

4.4.2

Each time a Milestone is achieved, then any other Milestone Payments with respect to earlier Milestones that have not yet been paid shall be due and payable together with the Milestone Payment for the Milestone that is actually achieved.

4.4.3	For clarity, milestones are due and payable on Products and on products that, upon FDA approval, would become Products.

4.4.4	[****]

4.5	Royalties.

4.5.1

As further consideration for the License and subject to [****] provided for under the STTA (as such terms are restated in pertinent part below in Section 4.5.2 of this Agreement), on a Product-by-Product basis and until the later of: (a) the expiration of the last to expire Valid Claim covering such Product; or (b) [****] after the First Commercial Sale of such Product (“Royalty Term”), Licensee shall pay to Penn a non-refundable, [****] royalty on all Net Sales of Product as set forth in Exhibit B attached hereto (“Royalty”).

4.5.2	[****]

4.5.3

Notwithstanding anything in this Section 4.5, in the event that Penn or Licensee receives a request for a Compulsory License anywhere in the world, it shall promptly notify the other Party. If any Third Party obtains a Compulsory License in any country, then Penn or Licensee (whoever has first notice) shall promptly notify the other Party. Thereafter, as of the date the Third Party obtained such Compulsory License in such country, the royalty rate payable under this Section 4.5 to Penn for Net Sales in such country will be adjusted to equal any lower royalty rate granted to such Third Party for such country with respect to the Sales of such Product therein.

4.5.4

If, after the Effective Date, Licensee determines upon the advice of outside intellectual property counsel that a license to Patent Rights from a Third Party is reasonably necessary to research, develop, make have made, use, sell, offer for sale, commercialize or import a Product, Licensee may obtain such a license to such Patent Rights from such Third Party and Licensee may deduct from any royalty payments due to Penn hereunder an amount equal to [****] of any royalty paid by Licensee to such Third Party on sales of a particular Product; provided that in no event will the deduction under this Section reduce any Royalty payment in respect of such Product by more than [****] of the amount otherwise payable hereunder. In no event shall royalty reductions under this Section 4.5.3 reduce the royalty owed to Penn under Section 4.5.1 to less than [****].

4.5.5	Licensee must pay Royalties owed to Penn on a calendar quarter basis on or before the following dates:

(a)	[****] for any Sales that took place on or before the last day of the calendar quarter ending [****];

(b)	[****] for any Sales that took place on or before the last day of the calendar quarter ending [****];

(c)	[****] for any Sales that took place on or before the last day of the calendar quarter ending [****]; and

(d)	[****] for any Sales that took place on or before the last day of the calendar quarter ending [****].

4.5.6

Licensee shall pay to Penn the minimum annual royalties (“Minimum Annual Royalty”) provided in Exhibit B attached hereto during each of the following calendar years after the year in which the First Commercial Sale occurred in any country. Licensee will pay the Minimum Annual Royalty on [****] of each calendar year it is due, provided that the Minimum Annual Royalty paid for a calendar year shall be [****].

4.5.7

With respect to any Product that is covered solely by part (d), and not by parts (a) through (c), of the definition of Product (Section 1.24), the Royalty payable for such Product shall be [****] of the Royalty that would otherwise be payable in accordance with the terms set forth above.

4.6

Penn Sublicense Income. Licensee will pay to Penn a percentage of Sublicense Income as provided in Exhibit B attached hereto (“Penn Sublicense Income”). Licensee will make such payment to Penn on or before the following dates:

4.6.1	[****] for any Sublicense Income received by Licensee on or before the last day of the calendar quarter ending [****];

4.6.2	[****] for any Sublicense Income received by Licensee on or before the last day of the calendar quarter ending [****];

4.6.3	[****] for any Sublicense Income received by Licensee on or before the last day of the calendar quarter ending [****]; and

4.6.4	[****] for any Sublicense Income received by Licensee on or before the last day of the calendar quarter ending [****].

4.7

Mode of Payment and Currency. All payments to Penn hereunder shall be made by deposit of USD in the requisite amount to the “The Trustees of the University of Pennsylvania” and will be made by delivery to any one of the following:

By ACH/Wire:	By Check (lockbox):
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]

Payments under this Agreement shall be made in USD. All Royalties payable shall be calculated first in the currency of the jurisdiction in which payment was made, and if not in the United States, then converted into USD. The exchange rate for such conversion shall be the average of the rate quoted in The Wall Street Journal for the last business day of each month in the calendar quarter for such Royalty payment made.

4.8

Royalty and Penn Sublicense Income Reports. Within [****] after the end of each calendar quarter (i.e. [****], [****], [****] and [****]), Licensee shall deliver to Penn a report (“Financial Report”) setting out all details necessary to calculate the Royalty and Penn Sublicense Income due under this Article 4 for such calendar quarter, including:

4.8.1	Number of each Product Sold by Licensee, its Affiliates and Sublicensees in each country, the corresponding name of each such Product;

4.8.2	Gross sales, Net Sales of each Product made by Licensee, its Affiliates and Sublicensees;

4.8.3	Royalties;

4.8.4	Sublicense Income and the calculation of Penn Sublicense Income;

4.8.5	The method and currency exchange rates (if any) used to calculate the Royalties and Penn Sublicense Income;

4.8.6	A specification of all deductions and their dollar value that were taken to calculate Net Sales;

4.8.7	A list of all countries in which Product is being manufactured (on a product by product basis); and

4.8.8	Date of First Commercial Sale in the United States (this need only be reported in the first royalty report following such First Commercial Sale in the United States).

Each Financial Report shall be in the form of the sample report attached hereto as Appendix II.

4.9

Late Payments. In addition to any other remedies available to Penn, including the right to terminate this Agreement, any failure by Licensee to make a payment within [****] after the date when Penn has provided written notice to Licensee that such a payment is past due shall obligate Licensee to pay computed interest, the interest period commencing on the due date and ending on the actual payment date, to Penn at a rate per annum equal to [****] per month, or the highest rate allowed by Law, whichever is lower.

4.10

Default Payment. In the event of default in payment of any payment owing to Penn under the terms of this Agreement, and if it becomes necessary for Penn to undertake legal action to collect said payment, Licensee shall pay reasonable, documented legal fees and costs incurred in connection therewith.

4.11	Accounting. Each Party shall calculate all amounts, and perform other accounting procedures required, under this Agreement and applicable to it in accordance with GAAP.

4.12

Books and Records. Licensee will keep accurate books and records of all Products developed, manufactured, used or sold and all Sublicenses, collaboration agreements and joint venture agreements entered into by Licensee that involved Institutions’ Patent Rights. Licensee will preserve these books and records for at least [****] from the date of the Financial Report to which they pertain.

4.13

Audits. Penn, at its own cost, through an independent auditor reasonably acceptable to Licensee (and who has executed an appropriate confidentiality agreement reasonably acceptable to Licensee that requires the auditor to keep any information learned by it confidential, even with respect to Penn, except as needed to report its audit conclusions to Penn), in a manner so as not to unreasonably disrupt Licensee’s business, may inspect and audit the relevant records of Licensee pertaining to the calculation of any Milestones, Royalties and Penn Sublicense Income due to Penn under this Agreement. Licensee shall provide such auditors with access to the records during reasonable business hours and at mutually agreed upon times, but no later than [****] after notice of such audit request is given to Licensee. Such access need not be given to any such set of records more often than [****] or more than [****] after the date of any report to be audited. Penn shall provide Licensee with written notice of its election to inspect and audit the records related to the Milestones and Royalties due hereunder not less than [****] prior to the proposed date of review of Licensee’s records by Penn’s auditors. Should the auditor find any underpayment of Milestones, Royalties or Penn Sublicense Income by Licensee, Licensee shall (a) promptly pay Penn the amount of such underpayment; (b) shall reimburse Penn for the documented cost of the audit, if such underpayment equals or exceeds the higher of (i) [****] or (ii) [****] of Milestones, Royalties or Penn Sublicense Income paid during the time period audited; and (c) provide such auditors with an audit right exercisable within [****] after Penn receives the audit report, subject to the same audit terms set forth in this Section. If the auditor finds overpayment by Licensee, then Licensee shall have the right to deduct the overpayment from any future milestones or royalties due to Penn by Licensee or, if no such future milestones or royalties are payable, then Penn shall refund the overpayment to Licensee within [****] after

Penn receives the audit report. Licensee may designate competitively sensitive information which such auditor may see and review but which it may not disclose to Penn; provided, however, that such designation shall not restrict the auditor’s investigation or conclusions.

4.14	Taxes. All payments made by Licensee to Penn under the Agreement shall be made free and clear of and without any deduction for or on account of any Taxes on or with respect to such payments.

ARTICLE 5

INTELLECTUAL PROPERTY

5.1	Patent Filing Prosecution and Maintenance.

5.1.1

Institutions’ Patent Rights will be held in the name of Institutions (as applicable) and obtained with counsel selected by Penn and reasonably acceptable to Licensee (“Patent Counsel”). Penn shall control all actions and decisions with respect to the filing, prosecution and maintenance of Institutions’ Patent Rights and will consider in good faith any reasonable comments or suggestions by Licensee with respect to same. Penn will instruct Patent Counsel to copy Licensee on all correspondence related to Institutions’ Patent Rights (including copies of each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application) and to interact with Licensee with respect to the preparation, filing, prosecution and maintenance of Institutions’ Patent Rights. Penn has the right to take action to preserve rights and minimize cost whether or not Licensee has commented, and will use reasonable efforts to not allow any Institutions’ Patent Rights for which Licensee is licensed and is underwriting the costs to lapse or become abandoned without Licensee’s written authorization under this Agreement, except for filing of continuations, divisionals, or the like that substitute for the lapsed application, provided that, Penn shall have no requirement to file, prosecute, or maintain Institutions’ Patent Rights if Licensee is not current with the Patent Cost obligations as set forth in this Agreement and Licensee does not cure any lapse with respect to Patent Cost obligations within [****] of receiving written notice thereof. For the purposes of this Agreement, “maintenance” of the Institutions’ Patent Rights includes inter partes patent review proceedings before the USPTO or a similar patent administration outside the US. For further clarity, validity challenges raised in infringement litigation will be handled per Section 5.4, Infringement.

5.1.2

Licensee has the right to request a country filing via a written request to Penn [****] prior to the deadline set by the patent office in the territory in which filing is to take place (“Prosecution Request”). The absence of a given Prosecution Request by Licensee by such deadline will be considered an election not to secure the Patent Rights associated with the specific phase of patent prosecution in such territory, and such patent application(s) and patent(s) (“Carve-Out Patent Rights”) will not be part of Institutions’ Patent Rights and therefore not subject to this Agreement, including the License, and Licensee will have no further rights or license to them.

5.1.3

If, and during such time that (i) Licensee is the only party to which Institutions’ Patent Rights have been licensed by Penn, (ii) there are no unpaid Historic Patent Costs or Ongoing Patent Costs, and (iii) Licensee requests to manage the filing, prosecution and maintenance of Institutions’ Patent Rights, then Penn and Licensee will use reasonable efforts to enter into the Client and Billing Agreement with Patent Counsel in substantially the form attached hereto as Appendix III, which agreement upon execution shall, determine the management of Institutions’ Patent Rights, in lieu of Section 5.1.1, provided that upon the termination of such agreement, the management of Institutions’ Patent Rights shall be in accordance with Section 5.1.1.

5.2	Patent Costs.

5.2.1

Licensee will reimburse Penn for all documented, unreimbursed out-of-pocket costs for the filing, prosecution and maintenance of Institutions’ Patent Rights, including all accrued attorney fees, expenses, official and filing fees (“Patent Costs”), incurred prior to the Effective Date (“Historic Patent Costs”). Penn acknowledges that, as of the Amendment Effective Date, Licensee has satisfied its obligations under this Section.

5.2.2

Licensee will bear all Patent Costs incurred during the Term (“Ongoing Patent Costs”), provided, however, that in the event Penn or CHOP grants to one or more Third Parties any commercial rights in the Institutions’ Patent Rights (for example, outside the Field of Use), such Ongoing Patent Costs shall be allocated equally between Licensee and such Third Parties.

5.2.3

At Penn’s request, Licensee shall pay in advance the Patent Counsel’s estimated costs for undertaking material patent actions before Penn authorizes the Patent Counsel to proceed if the costs are estimated by Patent Counsel to exceed [****], or if Licensee has undisputed overdue payment amounts due to Penn at the time of the filing in question (“Advance Payment”). Notwithstanding whether Licensee makes an Advance Payment for any patent action, Licensee shall bear all Patent Costs incurred during the Term and shall pay such amounts required with respect to the Ongoing Patent Costs within [****] of receipt of invoice for such patent actions. For clarity, the term “Patent Costs” means and includes Historic Patent Costs and Ongoing Patent Costs. For clarity, this Section 5.2.3 shall not apply during any period during the Term where a Client and Billing Agreement is in effect.

5.3

Termination of Rights in, and Obligations with respect to, Certain Institutions’ Patent Rights. Licensee may terminate its rights in, and obligations with respect to any or all of Institutions’ Patent Rights by providing written notice to Penn (“Patent Termination Notice”). Termination of Licensee’s rights in and obligation with respect to such Patent Right will be effective [****] after receipt of such Patent Termination Notice by Penn. Penn will use reasonable efforts to curtail Patent Costs chargeable to Licensee under this Agreement after the receipt of the Patent Termination Notice is received. Penn may continue prosecution and maintenance of such Patent Rights at its sole discretion and expense, and such Patent Rights will then be Carve-Out Patent Rights and therefore not subject to this Agreement, including the License, and Licensee will have no further rights or license to them or obligations with respect thereto.

5.4	Infringement.

5.4.1

If a Party believes that an infringement by a Third Party with respect to any Institutions’ Patent Right is occurring or may potentially occur, the knowledgeable Party will provide the other Party or Parties, as applicable, with (a) written notice of such infringement or potential infringement and (b) evidence of such infringement or potential infringement (the “Infringement Notice”). During the period in which, and in the jurisdiction where, Licensee has exclusive rights under this Agreement, no Party will notify such a Third Party (including the infringer) of infringement or put such Third Party on notice of the existence of Institutions’ Patent Rights without first obtaining the written consent of the other Party or Parties, as applicable. If Licensee puts such infringer on notice of the existence of any Institutions’ Patent Rights without the prior written consent of Penn or Institutions, as applicable, then Licensee’s right to initiate a suit under Section 5.4.2 below will terminate immediately without the obligation of Institutions to provide notice to Licensee. Penn and Licensee or Institutions and Licensee, as applicable, will use their diligent efforts to cooperate with each other to terminate such infringement without litigation.

5.4.2

During the period in which, and in the jurisdiction where, Licensee has exclusive rights under this Agreement, Licensee may institute suit for patent infringement against the infringer after providing Penn, or Institutions, as applicable, (a) a written estimate of the expenses that would be reasonably incurred in connection with such action, including an estimate from an outside law firm regarding the legal costs associated with such suit and (b) financial records reasonably sufficient to reasonably demonstrate that Licensee has the financial wherewithal to pay such expenses as they fall due through the conclusion of such suit by means of judgment or other final non-appealable decision. Institutions may voluntarily join such suit at Licensee’s reasonable expense (provided that, for clarity, CHOP may only voluntarily join suits relating to Joint Patent Rights), but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of Licensee’s suit or any judgment rendered in such suit. Licensee may not join Institutions in a suit initiated by Licensee without Institutions’ prior written consent, such consent not to be unreasonably withheld. If in a suit initiated by Licensee, either Institution is involuntarily joined, then Licensee will pay any documented costs incurred by such Institution arising out of such suit, including any legal fees of counsel that such Institution selects and retains to represent it in the suit. Licensee shall be free to enter into a settlement, consent judgment or other voluntary disposition, provided that any settlement, consent judgment or other voluntary disposition that (i) limits the scope, validity or enforcement of Institutions’ Patent Rights or (ii) admits fault or wrongdoing on the part of Licensee or an Institution must be approved in advance by such applicable Institution in writing (such approval not to be unreasonably withheld). Licensee’s request for such approval shall include complete copies of final settlement documents, a detailed summary of such settlement, and any other information material to such settlement. Such applicable Institution shall provide Licensee notice of its approval or denial within [****] of any request for such approval by Licensee, provided that (x) in the event such applicable Institution wishes to deny such approval, such notice shall include a detailed written description of such applicable Institution’s reasonable objections to the proposed settlement, consent judgment, or other voluntary disposition and (y) such applicable Institution shall be deemed to have approved of such proposed settlement, consent judgment, or other voluntary disposition in the event it fails to provide such notice within such [****] period in accordance herewith.

5.4.3

If and only if, within [****] following the date the Infringement Notice was provided, infringing activity of potential commercial significance has not been abated and if Licensee has not brought suit against the infringer, then Penn or the Institutions, as applicable, may institute suit for patent infringement against the infringer at Penn’s or Institutions’ expense. If Penn or the Institutions institutes such suit, then Licensee may not join such suit without the prior written consent of Penn or the Institutions, as applicable and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of Penn’s or the Institutions’ suit or any judgment rendered in such suit.

5.4.4

Notwithstanding Sections 5.4.2 and 5.4.3, in the event that any Institutions’ Patent Rights are infringed by a Third Party (a) prior to the First Commercial Sale of a Product in the United States or (b) if any of the infringed Institutions’ Patent Rights are also licensed by either Institution to a Third Party prior to any enforcement action being taken by any Party regarding such infringement, the Parties shall discuss, and will mutually agree, in writing, as to how to handle such infringement by such Third Party.

5.4.5

Any recovery or settlement received in connection with any suit will first be shared by Penn and Licensee or Institutions and Licensee, as applicable, equally to cover any litigation costs incurred and next shall be paid to Penn, CHOP or Licensee to cover any litigation costs incurred by any of the Parties in excess of the litigation costs of any of the others. Any remaining recoveries shall be allocated as follows:

For any portion of the recovery or settlement, other than for amounts attributable and paid as enhanced damages for willful infringement:

(a)	for any suit that is initiated by Licensee and in which neither Institution was a party in the litigation, Penn shall receive [****] of the recovery and the Licensee shall receive the remainder; and

(b)

for any suit that is initiated by the Licensee, Penn or Institutions, and that the other Party or Parties joins voluntarily (but only to the extent such voluntary joining is allowed under this Agreement or expressly by the other Party or Parties in a separate agreement) or involuntarily, the non-initiating Party or Parties shall receive the percentage corresponding to its share of the total litigation costs incurred by each Party, but in no event shall the non-initiating Party or Parties joining voluntarily receive less than [****] of such recovery, while the initiating Party shall receive the remainder.

For any portion of the recovery or settlement paid as enhanced damages for willful infringement:

(c)

for any suit that is initiated by Licensee or Penn or Institutions and the other Party or Parties joins voluntarily (but only to the extent such voluntary joining is allowed under this Agreement or expressly by the other Party or Parties in a separate agreement) or involuntarily, Penn shall receive [****] and Licensee shall receive the remainder; and

(d)	for any suit that is initiated by Licensee and in which Penn nor Institutions were a party in the litigation, Penn shall receive [****] and Licensee shall receive the remainder.

For any portion of the recovery or settlement received in connection with any suit that is initiated by Penn or Institutions and in which the Licensee was not a party in the litigation, any recovery in excess of litigation costs will belong to Penn.

5.4.6

Each Party will reasonably cooperate and assist with the other in litigation proceedings instituted hereunder but at the expense of the Party or Parties who initiated the suit (unless such suit is being jointly prosecuted by the Parties). For clarity, such requirement does not require a Party to join a suit unless otherwise specifically required under this Agreement. If a Party is subjected to third party discovery related to the Institutions’ Patent Rights or

Products licensed to Licensee hereunder in connection with a suit initiated by the other Party or Parties as applicable, the initiating Party or Parties as applicable will pay the non-initiating Party’s or Parties as applicable documented out of pocket expenses with respect to same.

5.5

Patent Marking. Licensee shall place in a conspicuous location on any Product (or its packaging where appropriate and practicable) made, imported and/or Sold under this Agreement a patent notice that is not in contravention of with the Laws concerning the marking of patented articles where such Product is made, used, imported and/or sold, as applicable. Upon request from Penn, Licensee shall provide evidence of proper marking.

5.6	Confidentiality.

5.6.1

Each Party agrees that, for the Term and for [****] thereafter, such Party shall (a) use the same degree of care to maintain the secrecy of the Confidential Information of the other Party that it uses to maintain the secrecy of its Confidential Information of like kind, (b) use the Confidential Information only to accomplish the purpose of this Agreement or for audit or management purposes and (c) ensure that any employees, customers, and distributors are bound to it by similar obligations of confidence and to make sure such disclosure only as required to accomplish the purposes of this Agreement.

5.6.2

A Party may disclose the Confidential Information of the other Party to the extent required by Law or court order; provided, however, that the recipient promptly provides to the disclosing Party prior written notice of such disclosure and provides reasonable assistance in obtaining an order or other remedy protecting the Confidential Information from public disclosure.

5.6.3

Notwithstanding anything herein to the contrary, either Party may disclose Confidential Information of the other Party to (a) its Affiliates, and to its and their directors, employees, consultants, agents, licensees, sublicensees, collaborators, subcontractors, potential or actual investors, acquirers or merger partners (each a “Representative”) in each case who have a need to know such Confidential Information, are bound by commercially reasonable obligations of confidentiality but no less strict than those in this Agreement and provided such Representatives are prohibited from further disclosure of such Confidential Information and such Party remains liable for any breach by such Representative of the non-disclosure and restrictions on use set forth in this Agreement and (b) the extent such disclosure is required to obtain Government Approval from a Governmental Body with respect to a Product.

ARTICLE 6

REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1	Mutual Representations and Warranties. Each Party represents and warrants to the other Parties that, as of the Effective Date:

6.1.1	such Party is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization;

6.1.2	such Party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

6.1.3

this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles; and

6.1.4	such Party has all right, power and authority to enter into this Agreement, to perform its obligations under this Agreement.

6.2	Disclaimer of Representations and Warranties.

6.2.1

Other than the representations and warranties provided in Section 6.1 above, INSTITUTIONS MAKE NO REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND EXPLICITLY DISCLAIMS ANY REPRESENTATION AND WARRANTY, INCLUDING WITH RESPECT TO ANY ACCURACY, COMPLETENESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMMERCIAL UTILITY, NON-INFRINGEMENT OR TITLE FOR THE INTELLECTUAL PROPERTY, PATENT RIGHTS, LICENSE AND ANY PRODUCT.

6.2.2	Furthermore, nothing in this Agreement will be construed as:

(a)	A representation or warranty by Institutions as to the validity or scope of any Institutions’ Patent Right;

(b)

A representation or warranty that anything made, used, sold or otherwise disposed of under the License is or will be free from infringement of patents, copyrights, trademarks or any other forms of intellectual property rights or tangible property rights of Third Parties;

(c)	Obligating Institutions to bring or prosecute actions or suits against Third Parties for patent, copyright or trademark infringement;

(d)

Conferring by implication, estoppel or otherwise any license or rights under any Patent Rights and know-how of Institutions other than the Penn Know-How and Institutions’ Patent Rights as defined herein, regardless of whether such Patent Rights or know-how are dominant or subordinate to Institutions’ Patent Rights or the Penn Know-How; and

(e)	[****]

6.3	Covenants of Licensee.

6.3.1

Licensee and its Affiliates will not, directly or indirectly (including where such is done by a Third Party on behalf of Licensee or its Affiliates, at the urging of Licensee or its Affiliates or with the assistance of the Licensee or its Affiliates) challenge the validity, scope, or enforceability of or otherwise oppose any Institutions’ Patent Right, provided that if any Institutions’ Patent Right is asserted against Licensee or its Affiliate for activities authorized under this Agreement, then such Licensee or its Affiliates is entitled to all and any defenses available to it including challenging the validity or enforceability of such Patent Right.

6.3.2

Licensee will comply with all Laws that apply to its activities or obligations under this Agreement. For example, Licensee will comply with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the applicable agency of the United States government and/or written assurances by Licensee that Licensee will not export data or commodities to certain foreign countries without prior approval of the agency.

6.3.3	Licensee will not grant a security interest in the License or this Agreement.

ARTICLE 7

INDEMNIFICATION; INSURANCE AND LIMITATION OF LIABILITY

7.1	Indemnification by Licensee.

7.1.1

Licensee shall defend, indemnify and hold Institutions and their respective trustees, officers, faculty, students, employees, contractors and agents (the “Institutions’ Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees), including, without limitation, bodily injury, risk of bodily injury, death and property damage to the extent arising out of Third Party claims or suits related to (a) this Agreement or any Sublicense, including (i) the development, testing, use, manufacture, promotion, sale or other disposition of any Product made by or on behalf of Licensee or its Affiliates or Sublicensees (including any product liability claim), (ii) any enforcement action or suit brought by Licensee against a Third Party for infringement of Institutions’ Patent Rights, (iii) any claim by a Third Party that the practice of Institutions’ Patent Rights or the design, composition, manufacture, use, sale or other disposition of any Product infringes or violates any patent, copyright, trade secret, trademark or other intellectual property right of such Third Party, (iv) any breach of this Agreement or Laws by Licensee, its Affiliates or Sublicensees and (b) Licensee’s gross negligence, omissions or willful misconduct, provided that Licensee’s obligations pursuant to this Section 7.1 shall not apply to the extent such claims or suits result from the gross negligence or willful misconduct of any of Institutions’ Indemnitees as determined by a court of law [****].

7.1.2

As a condition to a Institutions’ Indemnitees’ right to receive indemnification under this Section 7.1, Institutions shall: (a) promptly notify Licensee as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant hereto; (b) reasonably cooperate, and cause the individual Institutions’ Indemnitees to reasonably cooperate, with Licensee in the defense, settlement or compromise of such claim or suit; and (c) permit the Licensee to control the defense, settlement or compromise of such claim or suit, including the right to select defense counsel. In no event, however, may Licensee compromise or settle any claim or suit in a manner which (a) admits fault or negligence on the part of Institutions or any other Institutions’ Indemnitee; (b) commits Institutions or any other Institutions’ Indemnitee to take, or forbear to take, any action, without the prior written consent of Institutions, or (c) grant any rights under the Institutions’ Patent Rights except for Sublicenses permitted under Article 2. Institutions shall reasonably cooperate with Licensee and its counsel in the course of the defense of any such suit, claim or demand, such cooperation to include without limitation using reasonable efforts to provide or make available documents, information and witnesses.

7.1.3	Notwithstanding Section 7.1.2 above, in the event that a bona fide conflict exists between Licensee and Institutions or any other Institutions’ Indemnitee with respect to a claim or suit subject to indemnification hereunder such that the same counsel cannot represent the parties, then Institutions or any other Institutions’ Indemnitee shall have the right to defend against any such claim or suit itself, including by selecting its own counsel, with any reasonable documented attorney’s fees and litigation expenses being paid for by Licensee. Licensee will pay such fees and expenses either directly or will reimburse Institutions within [****] of Licensee’s receipt of invoices for such fees and expenses.

7.2	Insurance.

7.2.1

Licensee, at its sole cost and expense, must insure its activities in connection with the exercise of its rights under this Agreement and obtain, and keep in force and maintain Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

(a)	Each occurrence [****];

(b)	General aggregate [****]

Upon and following the commencement of clinical trials, if applicable, involving Product:

(c)	Clinical trials liability insurance [****]

Upon and following the First Commercial Sale of a Product:

(d)	Products liability insurance [****]

Penn may review periodically the adequacy of the minimum amounts of insurance for each coverage required by this Section 7.2.1, and has the right to require Licensee to adjust the limits in Penn’s reasonable discretion.

7.2.2

If the above insurance is written on a claims-made form, it shall continue for [****] following termination or expiration of this Agreement. The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date of this Agreement.

7.2.3	Licensee expressly understands, however, that the coverages and limits in Section 7.2.1 do not in any way limit Licensee’s liability or indemnification obligations. Licensee’s insurance will:

(a)	Be issued by an insurance carrier with an A.M. Best rating of “A” or better;

(b)	Provide for [****] advance written notice to Penn of any modification;

(c)	State that Institutions are endorsed as additional insured with respect to the coverages in Section 7.2.1; and

(d)

Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collective insurance or program of self insurance carried or maintained by Penn.

7.2.4

Licensee must furnish Institutions with (a) valid certificate of insurance evidencing compliance with all requirements of this Agreement and (b) additional insured endorsements for Licensee’s applicable policies naming “The Trustees of the University of Pennsylvania” and “The Children’s Hospital of Philadelphia” as additional insureds. Licensee must furnish both documents within [****] of the Effective Date, once per year thereafter and at any time there is a modification in such insurance.

7.3

LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY OF THE PARTIES OR ANY OF THEIR AFFILIATES BE LIABLE TO ANY OTHER PARTY OR ANY OF THEIR AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL LIMIT LICENSEE’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 7.1 OR SHALL LIMIT INSTITUTIONS’ REMEDIES OR ABILITY TO RECOVER DAMAGES, INCLUDING INCREASED DAMAGES, FOR WILLFUL INFRINGEMENT IN THE EVENT INSTITUTIONS ASSERT THEIR INTELLECTUAL PROPERTY RIGHTS.

ARTICLE 8

TERM AND TERMINATION

8.1

Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless terminated sooner as provided below, shall continue in full force and effect until the last Royalty Term expires. The License granted to Penn Know-How hereunder shall survive expiration, but not earlier termination, of this Agreement.

8.2

Termination of the Agreement for Convenience. At any time during the Term, Licensee may, at its convenience, terminate this Agreement (a) in its entirety or (b) on a Subfield-by-Subfield basis, upon providing at least [****] prior written notice to Institutions of such intention to terminate, provided that Licensee ceases using the License or making, using, or selling (a) all Products or (b) in the event of termination of a Subfield, all Products in such Subfield.

8.3	Termination for Cause.

8.3.1

If Licensee fails to fulfill its obligations under Section 3.2 (i.e. use Commercially Reasonable Efforts to develop and commercialize a Product in a Subfield), Penn may provide written notice to Licensee of such failure. If Licensee fails to address such failure within [****] of receiving such written notice, Penn may terminate this Agreement upon written notice to Licensee solely with respect to the applicable Subfield.

8.3.2

In the event Licensee fails to achieve any Diligence Event by the corresponding Achievement Date, after taking the steps set forth in Section 3.3.1 to extend such date, Penn has the right and option to terminate this Agreement, upon written notice, with immediate effect, in its entirety (if the Diligence Event that Licensee failed to achieve is a Financial Diligence Event) or solely with respect to the applicable Subfield (if the Diligence Event that Licensee failed to achieve is a Regulatory Diligence Event) as set forth in Section 3.3.1.

8.3.3

If Licensee materially breaches any of its material obligations under this Agreement, Penn may give to Licensee a written notice specifying the nature of the default, requiring it to cure such breach, and stating its intention to terminate this Agreement. If such breach is not cured within [****] of such notice, such termination shall become effective upon a notice of termination by Penn thereafter. For clarity, a breach of a material obligation includes:

(a)	failure to deliver to Penn any payment at the time or times that such payment is due to Penn under this Agreement;

(b)	failure to provide reports as set forth in Sections 3.4.1 and 4.8;

(c)	failure to possess and maintain insurance as set forth in Section 7.2;

(d)	grant of a sublicense of the Penn Know-How or under the Institutions’ Patent Rights that is not in accordance with the terms of this Agreement;

(e)

failure to terminate a Sublicense where Sublicensee is in breach of the obligations on it pursuant to (i) Sections 2.4.1(a), 2.4.1(c), 2.4.1(e), 2.4.1(f) and 2.4.1(g) and fails to cure such breach within [****] of being notified of such breach and (ii) Section 2.4.1(d).

8.3.4

In addition to all other remedies available to it, Penn may terminate this Agreement, upon written notice, with immediate effect, (a) upon a breach of Section 6.2.2(e).1 or Section 6.3.3, or (b) if Licensee practices the Institutions’ Patent Rights in any manner other than what is permitted by the Research License, prior to the License Activation Date.

8.3.5

In addition to all other remedies available to it, Penn may terminate this Agreement, upon written notice, with immediate effect, upon a breach of Section 6.3.2. Notwithstanding the foregoing, if such breach is determined in Penn’s sole discretion to be (a) a non- material breach and (b) can be cured within [****], Licensee shall have [****] from receipt of written notice specifying the nature of the default to cure such breach. If such breach is not cured within [****] of such notice, Penn may terminate this Agreement, upon written notice, with immediate effect.

8.3.6

Penn may terminate this Agreement, upon written notice, with immediate effect if, at any time, Licensee is unable to pay its debts, including any debts related to exclusive sublicensees, when they come due, or files in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of Licensee or of its assets, or if Licensee proposes a written agreement of composition or extension of its debts, or if Licensee is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within [****] after the filing thereof, or if Licensee proposes or is a party to any dissolution or liquidation, or if Licensee makes an assignment for the benefit of its creditors of all or substantially all its assets (in each case, “Bankruptcy Action”).

8.4	Effects of Termination.

8.4.1	Notwithstanding the termination of this Agreement, the following provisions shall survive: Sections 4.8-4.13, inclusive, 5.6 and 8.4 and Articles 6, 7 and 9.

8.4.2

Termination of this Agreement shall not relieve the Parties of any obligation or liability that, at the time of termination, has already accrued hereunder, or which is attributable to a period prior to the effective date of such termination. Termination of this Agreement shall not preclude either Party from pursuing all rights and remedies it may have hereunder or at Law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

8.4.3

If this Agreement is terminated for any reason, all outstanding Sublicenses that include Joint Patent Rights (including all Sublicense Documents for each Sublicense) not in default will be assigned by Licensee to Institutions, and such assignment will be accepted by Institutions. Each assigned Sublicense will remain in full force and effect with Institutions as the licensor or sublicensor instead of Licensee, but the duties and obligations of Institutions under the assigned Sublicenses will not be greater than the duties of Institutions under this Agreement, and the rights of Institutions under the assigned Sublicenses will not be less than the rights of Institutions under this Agreement, including all financial consideration and other rights of Penn. Penn may, at its sole discretion, amend such outstanding Sublicenses to contain the terms and conditions found in this Agreement. Any outstanding Sublicenses that do not include Joint Patent Rights (including Sublicense Documents for each Sublicense) not in default will be assigned by Licensee to Penn in accordance with this Section 8.4.3.

8.4.4	In the event this Agreement is terminated solely with respect to a specific Subfield, then this Agreement shall continue in full force and effect with respect to the other Subfield.

ARTICLE 9

ADDITIONAL PROVISIONS

9.1

Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed, for financial, tax, legal or other purposes, to constitute a partnership, agency, joint venture or employer-employee relationship between the Parties. The Parties are independent contractors and at no time will either Party make commitments or incur any charges or expenses for or on behalf of the other Party.

9.2

Expenses. Except as otherwise provided in this Agreement, each Party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

9.3	Third Party Beneficiary. The Parties agree that each Sublicensee is a third party beneficiary of this Agreement with respect to Section 8.4.3.

9.4

Use of Names. Licensee, its Affiliates and Sublicensees may not use the name, logo, seal, trademark, or service mark (including any adaptation of them) of Institutions or any Institutions school, organization, employee, student or representative, without the prior written consent of Institutions. Notwithstanding the foregoing, Licensee may use the name of Institutions in a non-misleading and factual manner solely in (a) executive summaries, business plans, offering memoranda and other similar documents used by Licensee for the purpose of raising financing for the operations of Licensee as related to Product, or entering into commercial contracts with Third Parties, but in such case only to the extent necessary to inform a reader that the Penn Know-How or Institutions’ Patent Rights has been licensed by Licensee from Institutions, and to inform a reader of the identity and published credentials of Inventors of the Intellectual Property, and (b) any securities reports required to be filed with the Securities and Exchange Commission.

Institutions may not use the name, logo, seal, trademark or service mark (including any adaptation of them) of Licensee, its Affiliates or Sublicensees, without the prior written consent of Licensee.

9.5

No Discrimination. Institutions and Licensee will not discriminate against any employee or applicant for employment because of race, color, sex, sexual or affectional preference, age, religion, national or ethnic origin, handicap, or veteran status.

9.6	Successors and Assignment.

9.6.1	The terms and provisions hereof shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.

9.6.2

Licensee may not assign or transfer this Agreement or any of Licensee’s rights or obligations created hereunder, by operation of law or otherwise, without the prior written consent of Institutions, provided that Institutions shall not unreasonably withhold, condition or delay its consent; provided, however, that Licensee may assign this Agreement to any entity with which Licensee merges or consolidates, or to which it sells or transfers all of its stock or all or substantially all of its assets to which this Agreement is related without Institutions’ consent (“Permitted Assignment”), provided that (a) Licensee is current on all payments due Penn, including Patent Costs, Milestone Payments, Maintenance Fees, Royalties and Sublicense Income; (b) if at the time of such assignment or transfer, Penn has given Licensee a notice of material breach by Licensee or its Affiliates of any material term of this Agreement, including those caused by a Sublicensee, the assignee agrees in writing to assume Licensee’s obligations hereunder with respect to such breach, subject to any defenses or other rights of Licensee with respect thereto, and agrees that such assignment or transfer does not extend any cure period applicable to such breach; (c) Licensee notifies Penn of the transaction [****] prior the assignment or transfer; (d) the assignee agrees in writing to be legally bound by this Agreement and to deliver to Penn an updated Development Plan within [****] after the closing of the proposed transaction; and (e) such Permitted Assignment shall be in accordance with this Section 9.6.2. Any Permitted Assignment will not relieve Licensee of responsibility for performance of any obligation of Licensee that has accrued at the time of the assignment.

9.6.3	Any assignment not in accordance with this Section 9.6 shall be void.

9.7

Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

9.8

Entire Agreement of the Parties; Amendments. This Agreement, the Exhibits and Appendices or Schedules hereto, Stock Purchase Agreement and, to the extent entered into, the Client & Billing Agreement constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each Party. Any amendment that alters the rights or obligations of CHOP hereunder will also require the written consent of and signature of CHOP, as applicable.

9.9

Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, excluding application of any conflict of laws principles that would require application of the law of a jurisdiction outside of the Commonwealth of Pennsylvania.

9.10

Dispute Resolution. If a dispute arises between the Parties concerning this Agreement, then the Parties will confer, as soon as practicable, in an attempt to resolve the dispute. If the Parties are unable to resolve such dispute amicably, then the Parties will submit to the exclusive jurisdiction of, and venue in, the state and Federal courts located in the Eastern District of Pennsylvania.

9.11

Notices and Deliveries. Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and directed to a Party at its address or facsimile number shown below or such other address or facsimile number as such Party shall have last given by notice to the other Party. A notice will be deemed received: if delivered personally, on the date of delivery; if mailed, [****] after deposit in the United States mail; if sent via courier, [****] after deposit with the courier service; or if sent via facsimile, upon receipt of confirmation of transmission provided that a confirming copy of such notice is sent by certified mail, postage prepaid, return receipt requested.

[****]	[****]
[****]	[****]
[****]	[****]

[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

[****]
[****]
[****]
[****]
[****]
[****]
[****]
[****]
[****]

9.12

Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

9.13

Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under law, but if any provision of this Agreement is held to be prohibited by or invalid under law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

9.14

Interpretation. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Schedules and Exhibits shall be deemed references to Articles and Sections of, Schedules and Exhibits to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. Unless the context otherwise requires, countries shall include territories. References to any specific Law or article, section or other division thereof, shall be deemed to include the then-current amendments or any replacement Law thereto.

9.15

Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile or a portable document format (PDF) copy of this Agreement, including the signature pages, will be deemed an original.

9.16

Timely Countersignature. The terms and conditions of this Agreement shall, at Institutions’ option, be considered by Institutions to be withdrawn from Licensee’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by Licensee and a fully executed original is received by Institutions within [****] from the date of Institutions’ signature found below.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement as of the Effective Date.

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA		CABALETTA BIO, INC.

By:	[****]	By: /s/ Steven Nichtberger
Name:	[****]	Name: Steven Nichtberger, MD
Title:	Executive Director of Licensing, Penn Center for Innovation	Title: President & CEO

THE CHILDREN’S HOSPITAL OF PHILADELPHIA

By: [****]

Name: [****]

Title: Vice President, Technology Transfer, Innovation & Research Contracts (TTIRC)

[Signature Page to License Agreement]

Exhibit A

Institutions’ Patent Rights

[****]

1

Exhibit B

Certain Financial Terms

DEVELOPMENT & COMMERCIALIZATION
	Diligence Event	Achievement Date
Financial Diligence
	[****]	[****]
	[****]	[****]
Regulatory Diligence
	[****]	[****]
	[****]	[****]
	[****]	[****]
	[****]	[****]
	[****]	[****]
	[****]	[****]
	[****]	[****]

•   Licensee may extend any Achievement Date for a Financial Diligence Event by [****] by making a [****] payment to Penn prior to the expiration of such Achievement Date for such Financial Diligence Event.

•   Licensee may extend any Achievement Date for a Regulatory Diligence Event by [****], but not more than [****] per Diligence Event, by making a [****] payment per extension to Penn prior to the expiration of such Achievement Date for such Regulatory Diligence Event.

2

CERTAIN FINANCIAL TERMS	• License Maintenance Fee. [****] • Milestone Payments.
	Milestone		Milestone Payment
	[****]		[****]
	[****]		[****]
	[****]		[****]
	[****]		[****]
	[****]		[****]
	[****]		[****]
	[****]		[****]

Milestone Payments shall be reduced by [****] for the second Product that achieves a Milestone, and shall be further reduced by an additional [****] for the third Product that achieves a Milestone, and so on for each subsequent Product that achieves a Milestone.

•   Royalty.

	Royalty Rate (% of Net Sales of Product)	For Portion of Annual Net Sales
	[****]	[****]
	[****]	[****]
	[****]	[****]
• Minimum Annual Royalties.
	Year:	First Year after First Commercial Sale	Second Year after First Commercial Sale, and each year thereafter
	Minimum Annual Royalty:	[****]	[****]
• Penn Sublicense Income.
	Stage		% of income
	[****]		[****]
	[****]		[****]
	[****]		[****]
	[****]		[****]

3

Exhibit C

Effective Date Valid Claims

[****]

[****]

1

Appendix I

Stock Purchase Agreement

Attached

2

Appendix II

[****]

1

Appendix III

Client & Billing Agreement

[****]

[****]

Appendix A

COMPANY LICENSED TECHNOLOGIES

PENN Docket Number	Title	Patent Numbers

Appendix IV

Development Plan

[****]

Appendix V

Sublicense Development Report

University of Pennsylvania
Penn Center for Innovation
Annual Sublicense Reporting and Tracking

Licensee

Report Date			Prepared by:

Period Covered			Certified by:

License Inception Date

Listing of Sublicensees and Specific Terms (all on-going as well as those new and terminated in the past year)

Sublicensee Name	Agreement Inception Date	Amendment Date, if any	Date complete executed copy of agreement and amendment, if any, sent to Penn (note terminations, if any)	Technologies licensed (1)	Field(s) of Use	Jurisdiction / Territory

	Current Agreement Year							History to Date Information
	Fees, Royalties and Other Payments (2)				Due to Penn (3)			Fees, Royalties & Other Payments		Due to Penn
Sublicensee Name	Date Due	Amount Due	Date Received	Amount Received	Percentage	Amount	Date Paid	Amount Due	Amount Received	Percentage	Amount